Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY’S FOURTH QUARTER FISCAL 2011 ADJUSTED

EBITDA RISES 23.8% TO $90.5 MILLION

Uncasville, Connecticut, December 29, 2011 – The Mohegan Tribal Gaming Authority, or the Authority, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun at Pocono Downs in Wilkes-Barre, Pennsylvania, announced today its operating results for the fourth fiscal quarter ended September 30, 2011.

“We could not be more pleased with our earnings for the quarter,” said Mitchell Grossinger Etess, Chief Executive Officer of the Authority. “These results were quite impressive, particularly given the impact of Hurricane Irene and persisting economic concerns. The growth in Adjusted EBITDA and margin is extremely rewarding and demonstrates the commitment and dedication of our entire team. We are also pleased with the progress made in recent weeks toward finalizing our refinancing plan. Though we were not able to complete the plan during our first quarter of fiscal 2012 and, as a result, our auditors issued a ‘going concern’ opinion on our 2011 financial statements, we have obtained a waiver from our bank group addressing the opinion which we believe reflects the group’s continued confidence in and support of the Authority and the Mohegan Tribe. I look forward to discussing our fourth quarter results in further detail after the holidays on our scheduled conference call to be held on Wednesday, January 4, 2012”.

Consolidated operating results for the fourth quarter ended September 30, 2011:

•	Net income attributable to the Authority of $46.7 million compared to net loss attributable to the Authority of $26.3 million in the fourth quarter of fiscal 2010

•	Income from operations of $77.0 million compared to $5.3 million in the fourth quarter of fiscal 2010

•	Adjusted EBITDA, a non-GAAP measure described below, of $90.5 million compared to $73.1 million in the fourth quarter of fiscal 2010

•	Net revenues of $373.5 million, a 0.1% decrease from the fourth quarter of fiscal 2010

•	Gaming revenues of $337.2 million, a 0.2% increase over the fourth quarter of fiscal 2010

•	Gross slot revenues of $246.7 million, a 2.6% decrease from the fourth quarter of fiscal 2010

•	Table games revenues of $87.7 million, a 9.4% increase over the fourth quarter of fiscal 2010

•	Non-gaming revenues of $67.1 million, a 6.9% decrease from the fourth quarter of fiscal 2010

The growth in net income attributable to the Authority and income from operations for the quarter ended September 30, 2011 was attributable to lower operating costs and expenses. The decline in operating costs and expenses primarily reflects the impact of a $58.1 million impairment charge related to the suspended elements of Project Horizon in the fourth quarter of fiscal 2010. The decline in operating costs and expenses also resulted from our continued focus on managing expenses and enhancing operating efficiencies at both Mohegan Sun and Mohegan Sun at Pocono Downs. These results were partially offset by a non-cash relinquishment liability reassessment credit of $8.8 million during the quarter ended September 30, 2011 compared to a credit of $26.5 million in the fourth quarter of fiscal 2010. The non-cash relinquishment liability reassessment credits resulted from reductions in Mohegan Sun revenue projections over the remaining relinquishment period compared to previous projections.

The increase in Adjusted EBITDA for the quarter ended September 30, 2011 was primarily attributable to our continued focus on managing expenses and enhancing operating efficiencies. The increase in Adjusted EBITDA also reflects higher table games revenues.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2011	September 30, 2010	Variance	Percentage Variance

Income from operations	$71,671	$4,636	$67,035	1,446.0%
Adjusted EBITDA	$80,130	$65,262	$14,868	22.8%
Operating costs and expenses	$221,371	$293,789	$(72,418)	(24.6%)
Net revenues	$293,042	$298,425	$(5,383)	(1.8%)
Gaming revenues	$261,943	$265,155	$(3,212)	(1.2%)
Non-gaming revenues	$57,886	$64,531	$(6,645)	(10.3%)

The growth in income from operations was attributable to lower operating costs and expenses. The decline in operating costs and expenses primarily reflects the impact of the impairment charge related to the suspended elements of Project Horizon in the fourth quarter of fiscal 2010. The decline in operating costs and expenses also reflects our continued focus on managing expenses and enhancing operating efficiencies, including payroll costs and promotional and advertising expenditures. These results were partially offset by the reduction in the non-cash relinquishment liability reassessment credit.

The increase in Adjusted EBITDA was primarily attributable to our continued focus on managing expenses and enhancing operating efficiencies. The increase in Adjusted EBITDA also reflects higher table games revenues, offset by lower slot revenues. Adjusted EBITDA margin increased by 540 basis points to 27.3% for the quarter ended September 30, 2011 from 21.9% in the fourth quarter of fiscal 2010.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30, 2011	September 30, 2010	Variance	Percentage Variance

Slots:
Handle	$2,283,316	$2,481,429	$(198,113)	(8.0%)
Gross revenues	$186,645	$194,980	$(8,335)	(4.3%)
Net revenues	$178,838	$186,844	$(8,006)	(4.3%)
Free promotional slot plays (1)	$17,360	$16,205	$1,155	7.1%
Weighted average number of machines (in units)	6,308	6,405	(97)	(1.5%)
Hold percentage (gross)	8.2%	7.9%	0.3%	3.8%
Win per unit per day (gross) (in dollars)	$322	$331	$(9)	(2.7%)

Table games:
Drop	$515,746	$522,042	$(6,296)	(1.2%)
Revenues	$78,098	$73,023	$5,075	6.9%
Weighted average number of games (in units)	315	332	(17)	(5.1%)
Hold percentage (2)	15.1%	14.0%	1.1%	7.9%
Win per unit per day (in dollars)	$2,698	$2,390	$308	12.9%

Poker:
Revenues	$3,036	$3,130	$(94)	(3.0%)
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$786	$810	$(24)	(3.0%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table games hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Information related to slot revenues within Mohegan Sun’s market area (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30, 2011	September 30, 2010	Variance	Percentage Variance

Northeast slot gaming market (1) (2):
Gross revenues	$692,530	$685,942	$6,588	1.0%
Mohegan Sun win market share	29.5%	30.8%	(1.3%)	(4.2%)
Mohegan Sun win efficiency	111.8%	117.7%	(5.9%)	(5.0%)

Connecticut slot gaming market (3):
Gross revenues	$352,619	$374,273	$(21,654)	(5.8%)
Free promotional slot plays	$39,917	$40,782	$(865)	(2.1%)
Mohegan Sun win market share	52.9%	52.1%	0.8%	1.5%
Mohegan Sun win efficiency	106.7%	107.9%	(1.2%)	(1.1%)

(1)	Northeast slot gaming market consists of Mohegan Sun, Foxwoods Resort Casino, Twin River Casino, Newport Grand and Empire City Casino.
(2)	Includes free promotional slot plays. Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(3)	Connecticut slot gaming market consists of Mohegan Sun and Foxwoods Resort Casino.

Slot revenues at Mohegan Sun declined primarily as a result of changes in our promotional offers designed to improve profitability, combined with the impact of Hurricane Irene and the continued weakness in consumer discretionary spending.

The growth in table games revenues was attributable to the increase in table games hold, partially offset by lower table games drop during the quarter.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30, 2011	September 30, 2010	Variance	Percentage Variance

Food and beverage:
Revenues	$19,038	$21,119	$(2,081)	(9.9%)
Meals served	940	1,140	(200)	(17.5%)
Average price per meal served (in dollars)	$16.64	$15.18	$1.46	9.6%

Hotel:
Revenues	$9,104	$10,386	$(1,282)	(12.3%)
Rooms occupied	105	105	—	—
Occupancy rate	97.5%	97.8%	(0.3%)	(0.3%)
Average daily room rate (in dollars)	$83	$95	$(12)	(12.6%)
Revenue per available room (in dollars)	$81	$93	$(12)	(12.9%)

Retail, entertainment and other:
Revenues	$29,744	$33,026	$(3,282)	(9.9%)
Arena events (in events)	38	40	(2)	(5.0%)
Arena tickets	252	281	(29)	(10.3%)
Average price per Arena ticket (in dollars)	$46.64	$52.37	$(5.73)	(10.9%)

The decline in food and beverage revenues was primarily attributable to a $1.6 million decrease in food revenues resulting from the reduction in the number of meals served at Mohegan Sun-owned food and beverage outlets. The reduction in the number of meals served reflects the consolidation of certain Mohegan Sun-owned food and beverage outlets and replacement of the Fidelia’s Market food court outlets with third-party operators in connection with our cost containment initiatives. These results were partially offset by the increase in the average price per meal served resulting, in part, from the July 2011 re-opening of the renovated Season’s Buffet featuring expanded offerings.

The decrease in hotel revenues was primarily attributable to our yielding strategy and the related shift in hotel occupancy from transient and group guests to more profitable casino business, which had the effect of lowering the average daily room rate during the quarter.

The decline in retail, entertainment and other revenues was primarily due to a $3.0 million decrease in entertainment revenues. The decline in entertainment revenues resulted from the reductions in the average price per Arena ticket and Arena tickets sold due to fewer headliner shows held at the Mohegan Sun Arena during the quarter.

Mohegan Sun at Pocono Downs

Operating results (in thousands, unaudited):

	For the Three Months Ended
	September 30, 2011	September 30, 2010	Variance	Percentage Variance

Income from operations	$9,901	$5,856	$4,045	69.1%
Adjusted EBITDA	$14,182	$12,208	$1,974	16.2%
Operating costs and expenses	$70,508	$69,496	$1,012	1.5%
Net revenues	$80,409	$75,352	$5,057	6.7%
Gaming revenues	$75,295	$71,282	$4,013	5.6%
Non-gaming revenues	$9,242	$7,602	$1,640	21.6%

The growth in income from operations and Adjusted EBITDA was primarily attributable to higher table games revenues resulting from a full period of table game operations, combined with higher slot and non-gaming revenues. These results were partially offset by increased operating costs and expenses to support a full period of table game and poker operations. Adjusted EBITDA margin increased by 140 basis points to 17.6% for the quarter ended September 30, 2011 from 16.2% in the fourth quarter of fiscal 2010.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30, 2011	September 30, 2010	Variance	Percentage Variance

Slots:
Handle	$772,778	$725,180	$47,598	6.6%
Gross revenues	$60,096	$58,233	$1,863	3.2%
Net revenues	$60,037	$58,251	$1,786	3.1%
Free promotional slot plays (1)	$16,872	$13,410	$3,462	25.8%
Weighted average number of machines (in units)	2,332	2,317	15	0.6%
Hold percentage (gross)	7.8%	8.0%	(0.2%)	(2.5%)
Win per unit per day (gross) (in dollars)	$280	$273	$7	2.6%

Table games (2):
Drop	$57,397	$49,220	$8,177	16.6%
Revenues	$9,595	$7,125	$2,470	34.7%
Weighted average number of games (in units)	66	57	9	15.8%
Hold percentage (3)	16.7%	14.5%	2.2%	15.2%
Win per unit per day (in dollars)	$1,580	$1,555	$25	1.6%

Poker (2):
Revenues	$1,064	$1,029	$35	3.4%
Weighted average number of tables (in units)	18	17	1	5.9%
Revenue per unit per day (in dollars)	$642	$766	$(124)	(16.2%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game and poker operations commenced on July 13, 2010.
(3)	Table games hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Information related to slot revenues within Mohegan Sun at Pocono Downs’ market area (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30,	September 30,		Percentage
	2011	2010	Variance	Variance

Northeastern Pennsylvania slot gaming market (1):
Gross revenues	$170,389	$166,315	$4,074	2.4%
Free promotional slot plays (2)	$56,908	$52,392	$4,516	8.6%
Mohegan Sun at Pocono Downs win market share	35.3%	35.0%	0.3%	0.9%
Mohegan Sun at Pocono Downs win efficiency	115.4%	117.8%	(2.4%)	(2.0%)

(1)	Northeastern Pennsylvania slot gaming market consists of Mohegan Sun at Pocono Downs, Mount Airy Resort Casino and Sands Casino Resort Bethlehem.
(2)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.

Slot revenues at Mohegan Sun at Pocono Downs were positively impacted by a full period of table game and poker operations, which resulted in increased patron visitation to the facility.

The growth in table games revenues reflects a full period of table game and poker operations, combined with higher table games hold.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	September 30,	September 30,		Percentage
	2011	2010	Variance	Variance

Food and beverage:
Revenues	$6,365	$5,391	$974	18.1%
Meals served	209	206	3	1.5%
Average price per meal served (in dollars)	$14.41	$11.54	$2.87	24.9%

Retail, entertainment and other:
Revenues	$2,877	$2,211	$666	30.1%

The increase in food and beverage revenues primarily reflects the operations of an additional Mohegan Sun at Pocono Downs-owned food and beverage outlet.

The growth in entertainment and other revenues was primarily attributable to the addition of admission and sponsorship revenues associated with the first annual Pennsylvania Oktoberfest at Mohegan Sun at Pocono Downs.

Corporate

Loss from operations (in thousands, unaudited):

	For the Three Months Ended
	September 30,	September 30,		Percentage
	2011	2010	Variance	Variance

Loss from operations	$4,577	$5,179	$(602)	(11.6%)

The decrease in loss from operations primarily resulted from lower professional expenses.

Mohegan Tribal Gaming Authority Property Information

	Income (Loss) from Operations		Adjusted EBITDA		Net Revenues
(in thousands, unaudited)	For the Three Months Ended		For the Three Months Ended		For the Three Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Mohegan Sun	$71,671	$4,636	$80,130	$65,262	$293,042	$298,425
Mohegan Sun at Pocono Downs	9,901	5,856	14,182	12,208	80,409	75,352
Corporate	(4,577)	(5,179)	(3,807)	(4,392)	—	—

Total	$76,995	$5,313	$90,505	$73,078	$373,451	$373,777

	Income (Loss) from Operations For the Fiscal Year Ended		Adjusted EBITDA For the Fiscal Year Ended		Net Revenues For the Fiscal Year Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Mohegan Sun	$223,778	$142,143	$285,048	$258,376	$1,115,326	$1,157,419
Mohegan Sun at Pocono Downs	31,491	15,652	51,531	40,644	303,053	264,543
Corporate	(16,865)	(18,538)	(14,570)	(16,002)	—	—

Total	$238,404	$139,257	$322,009	$283,018	$1,418,379	$1,421,962

Other Information

Liquidity

As of September 30, 2011, the Authority held cash and cash equivalents of $112.2 million compared to $63.9 million as of September 30, 2010. As of September 30, 2011, $535.0 million was drawn on the Authority’s $675.0 million bank credit facility. As of September 30, 2011, letters of credit issued under the bank credit facility totaled $3.7 million, of which no amount was drawn. Inclusive of letters of credit, which reduce borrowing availability under the bank credit facility, and after taking into account restrictive financial covenant requirements under the bank credit facility and the Authority’s line of credit and note indentures, the Authority had approximately $133.7 million of borrowing capacity under the bank credit facility as of September 30, 2011. The Authority’s total debt, including capital leases, was approximately $1.64 billion as of September 30, 2011 and 2010.

As of September 30, 2011, $811.1 million of the Authority’s debt matures within the next twelve months, including the $535.0 million outstanding under the bank credit facility which matures on March 9, 2012 and the Authority’s $250.0 million 2002 8% senior subordinated notes which mature on April 1, 2012. The Authority has determined that it will need to refinance this maturing debt prior to maturity; however, it has not yet completed this refinancing. The Authority’s consolidated financial statements for the fiscal year ended September 30, 2011 have been prepared under the assumption that the Authority will continue as a going concern. The conditions and events described above and the current uncertainty relating to the refinancing of the Authority’s fiscal 2012 maturities raise substantial doubt about the Authority’s ability to continue as a going concern, and the report of the Authority’s independent registered public accounting firm on the Authority’s 2011 consolidated financial statements contains an explanatory paragraph describing the existence of this substantial doubt about the Authority’s ability to continue as a going concern.

The Authority has engaged Blackstone Advisory Partners, L.P. and Credit Suisse Securities (USA) LLC to assist it in crafting a strategic plan relating to our debt maturities, including the refinancing of its fiscal 2012 maturities. While the Authority’s efforts to refinance or replace its outstanding indebtedness, including its fiscal 2012 maturities, at or prior to their maturities are ongoing, it can provide no assurances in this regard.

On December 28, 2011, we and the Tribe entered into a waiver under the bank credit facility pursuant to which the lenders have agreed to waive any potential default by us under the bank credit facility as a result of the going concern opinion issued by our independent registered public accounting firm in its report for the fiscal year ended September 30, 2011.

Interest Expense

Interest expense decreased by $753,000, or 2.5%, to $28.9 million for the quarter ended September 30, 2011 compared to $29.6 million in the fourth quarter of fiscal 2010. The decrease in interest expense was due to lower weighted average outstanding debt. Weighted average outstanding debt was $1.61 billion for the quarter ended September 30, 2011 compared to $1.67 billion in the fourth quarter of fiscal 2010. Weighted average interest rate was 7.2% for the quarter ended September 30, 2011 compared to 7.1% in the fourth quarter of fiscal 2010.

Cost Containment Initiatives

In September 2010, the Authority implemented cost containment initiatives in an effort to better align operating costs with market and business conditions, including the reduction of its workforce in Uncasville, Connecticut by approximately 475 positions. In addition, the Authority implemented a number of other cost containment initiatives, including certain modifications to employee medical benefits, consolidation of certain Mohegan Sun-owned food and beverage outlets and replacement of certain other Mohegan Sun-owned food and beverage outlets with third-party operators. The Authority estimates that these cost containment initiatives yielded consolidated labor and operating cost savings totaling approximately $9.5 million for the quarter ended September 30, 2011. Consolidated labor and operating cost savings for the fiscal year ended September 30, 2011 totaled approximately $34.0 million.

Relinquishment Liability Reassessment

Pursuant to a relinquishment agreement with Trading Cove Associates, or TCA, the Authority is required to make certain payments to TCA, determined as a percentage of revenues generated by Mohegan Sun, through the period ending December 31, 2014. A liability for these payments was established based on the estimated present value of Mohegan Sun’s projected revenues and is periodically reassessed. Based on recent operating trends, the Authority estimates that Mohegan Sun’s projected revenues over the remaining relinquishment period will decrease from previously projected amounts. Accordingly, the Authority recorded a non-cash relinquishment liability credit of $8.8 million during the quarter ended September 30, 2011. The relinquishment liability was $178.3 million as of September 30, 2011 compared to $230.7 million as of September 30, 2010.

Capital Expenditures

The following table presents data related to capital expenditures (in millions):

	Capital Expenditures
	Fiscal Year Ended September 30, 2011	Forecasted Fiscal Year 2012

Mohegan Sun:
Maintenance	$19.7	$33.0
Development	20.7	10.0
Expansion - Project Horizon	0.9	—

Subtotal	41.3	43.0
Mohegan Sun at Pocono Downs:
Maintenance	4.5	4.0
Development	0.5	—
Expansion - Project Sunrise (1)	0.5	—
Expansion - Table Games (2)	(0.3)	—

Subtotal	5.2	4.0

Total	$46.5	$47.0

(1)	Represents adjustments to the cost for Project Sunrise, Mohegan Sun at Pocono Downs Phase II gaming and entertainment facility.
(2)	Represents adjustments to the cost for our table game and poker expansion.

Distributions to the Tribe

Distributions to the Tribe totaled $23.4 million for the quarter ended September 30, 2011 compared to $12.8 million in the fourth quarter of fiscal 2010.

Conference Call

The Authority will host a conference call and simultaneous webcast regarding its fourth quarter fiscal 2011 operating results on Wednesday, January 4, 2012 at 11:00 a.m. (Eastern Standard Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 40150786

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on the Authority’s website at www.mtga.com, under the “Investor Relations/Financial News” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Wednesday, January 4, 2012. This replay will run through January 18, 2012.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 40150786

A transcript will be available on the Authority’s website for a period of 90 days following the conference call.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 507-acre reservation situated in Southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on a 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun at Pocono Downs, a gaming and entertainment facility located on a 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the approximately 1,200-room luxury Sky Hotel Tower. Mohegan Sun at Pocono Downs operates in an approximately 400,000-square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2011, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	For the Three Months Ended September 30, 2011	For the Three Months Ended September 30, 2010	For the Fiscal Year Ended September 30, 2011	For the Fiscal Year Ended September 30, 2010
Revenues:
Gaming	$337,238	$336,437	$1,289,656	$1,286,518
Food and beverage	25,403	26,510	91,072	96,588
Hotel	9,104	10,386	35,892	38,261
Retail, entertainment and other	32,621	35,237	110,568	118,259

Gross revenues	404,366	408,570	1,527,188	1,539,626
Less - Promotional allowances	(30,915)	(34,793)	(108,809)	(117,664)

Net revenues	373,451	373,777	1,418,379	1,421,962

Operating costs and expenses:
Gaming	203,204	216,930	790,451	820,274
Food and beverage	10,654	11,634	41,515	45,345
Hotel	3,090	3,189	12,996	13,770
Retail, entertainment and other	11,599	11,006	34,846	37,454
Advertising, general and administrative	50,592	53,548	201,992	206,099
Corporate	4,541	4,967	16,704	18,260
Depreciation and amortization	21,581	25,155	90,032	97,289
Severance	—	9,865	244	9,865
Pre-opening	—	603	—	2,782
Impairment of Project Horizon	—	58,079	—	58,079
Relinquishment liability reassessment	(8,805)	(26,512)	(8,805)	(26,512)

Total operating costs and expenses	296,456	368,464	1,179,975	1,282,705

Income from operations	76,995	5,313	238,404	139,257

Other income (expense):
Accretion of discount to the relinquishment liability	(2,841)	(3,857)	(11,366)	(15,426)
Interest income	669	756	2,732	2,755
Interest expense, net of capitalized interest	(28,873)	(29,626)	(117,710)	(116,784)
Loss on early extinguishment of debt	—	—	—	(1,584)
Write-off of debt issuance costs	—	—	—	(338)
Other income (expense), net	9	502	(217)	(426)

Total other expense	(31,036)	(32,225)	(126,561)	(131,803)

Net income (loss)	45,959	(26,912)	111,843	7,454
Loss attributable to non-controlling interests	734	575	2,134	2,258

Net income (loss) attributable to Mohegan Tribal Gaming Authority	$46,693	$(26,337)	$113,977	$9,712

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Operating Results:
Gross revenues	$404,366	$408,570	$1,527,188	$1,539,626
Net revenues	$373,451	$373,777	$1,418,379	$1,421,962
Income from operations	$76,995	$5,313	$238,404	$139,257

Other Data:
Adjusted EBITDA	$90,505	$73,078	$322,009	$283,018
Capital expenditures	$12,464	$14,984	$46,477	$43,544
Cash interest paid	$26,258	$27,433	$108,635	$99,072

	September 30, 2011	September 30, 2010
Balance Sheet Data:
Cash and cash equivalents	$112,174	$63,897
Debt, including capital leases	$1,635,758	$1,637,549

MOHEGAN SUN

SUPPLEMENTAL DATA - OPERATING STATISTICS

(unaudited)

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Operating results:
Gross revenues (in thousands)	$319,829	$329,686	$1,209,007	$1,264,009
Net revenues (in thousands)	$293,042	$298,425	$1,115,326	$1,157,419
Income from operations (in thousands)	$71,671	$4,636	$223,778	$142,143
Operating margin	24.5%	1.6%	20.1%	12.3%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$80,130	$65,262	$285,048	$258,376
Adjusted EBITDA margin	27.3%	21.9%	25.6%	22.3%

Capital expenditures (in thousands)	$11,436	$10,330	$41,325	$27,165
Capitalized interest (in thousands)	$—	$—	$—	$21

Weighted average number of units:
Slot machines	6,308	6,405	6,360	6,484
Table games	315	332	325	326
Poker tables	42	42	42	42

Win per unit per day:
Slot machines (gross)	$322	$331	$306	$315
Table games	$2,698	$2,390	$2,567	$2,487
Poker tables	$786	$810	$768	$803

Hold percentage:
Slot machines (gross)	8.2%	7.9%	8.1%	8.0%
Table games	15.1%	14.0%	15.2%	14.2%

Northeast slot gaming market statistics:
Win market share	29.5%	30.8%	29.4%	31.3%
Win efficiency	111.8%	117.7%	111.3%	120.4%

Connecticut slot gaming market statistics:
Handle market share	53.6%	53.2%	53.6%	54.4%
Win market share	52.9%	52.1%	52.8%	53.4%
Handle efficiency	108.0%	110.2%	108.4%	114.5%
Win efficiency	106.7%	107.9%	106.7%	112.5%

Food and beverage statistics:
Meals served (in thousands)	940	1,140	3,373	4,287
Average price per meal served	$16.64	$15.18	$15.82	$14.97

Hotel statistics:
Rooms occupied (in thousands)	105	105	415	410
Occupancy rate	97.5%	97.8%	96.8%	95.7%
Average daily room rate	$83	$95	$83	$89
Revenue per available room	$81	$93	$80	$86

Entertainment statistics:
Arena events (in events)	38	40	117	132
Arena tickets (in thousands)	252	281	701	835
Average price per Arena ticket	$46.64	$52.37	$51.38	$52.75

MOHEGAN SUN AT POCONO DOWNS

SUPPLEMENTAL DATA - OPERATING STATISTICS

(unaudited)

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Operating results:
Gross revenues (in thousands)	$84,537	$78,884	$318,181	$275,617
Net revenues (in thousands)	$80,409	$75,352	$303,053	$264,543
Income from operations (in thousands)	$9,901	$5,856	$31,491	$15,652
Operating margin	12.3%	7.8%	10.4%	5.9%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$14,182	$12,208	$51,531	$40,644
Adjusted EBITDA margin	17.6%	16.2%	17.0%	15.4%

Capital expenditures (in thousands)	$1,028	$4,654	$5,152	$16,379
Capitalized interest (in thousands)	$—	$7	$—	$45

Weighted average number of units:
Slot machines	2,332	2,317	2,390	2,356
Table games	66	57	66	57
Poker tables	18	17	18	17

Win per unit per day:
Slot machines (gross)	$280	$273	$261	$260
Table games	$1,580	$1,555	$1,525	$1,555
Poker tables	$642	$766	$652	$766

Hold percentage:
Slot machines (gross)	7.8%	8.0%	7.8%	7.8%
Table games	16.7%	14.5%	17.8%	14.5%

Northeastern Pennsylvania slot gaming market statistics:
Handle market share	33.3%	32.1%	33.8%	33.1%
Win market share	35.3%	35.0%	35.5%	36.2%
Handle efficiency	108.9%	107.9%	109.8%	110.3%
Win efficiency	115.4%	117.8%	115.5%	120.8%

Food and beverage statistics:
Meals served (in thousands)	209	206	787	688
Average price per meal served	$14.41	$11.54	$14.84	$12.01

Table game and poker operations commenced on July 13, 2010.

MOHEGAN TRIBAL GAMING AUTHORITY

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Adjusted EBITDA to Net Income:

Reconciliations of Adjusted EBITDA to net income, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, are shown below (in thousands):

	For the Three Months Ended		For the Fiscal Year Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

Adjusted EBITDA	$90,505	$73,078	$322,009	$283,018
Depreciation and amortization	(21,581)	(25,155)	(90,032)	(97,289)
Severance	—	(9,865)	(244)	(9,865)
Pre-opening costs and expenses	—	(603)	—	(2,782)
Impairment of Project Horizon	—	(58,079)	—	(58,079)
Relinquishment liability reassessment	8,805	26,512	8,805	26,512
Loss attributable to non-controlling interests	(734)	(575)	(2,134)	(2,258)

Income from operations	76,995	5,313	238,404	139,257

Accretion of discount to the relinquishment liability	(2,841)	(3,857)	(11,366)	(15,426)
Interest income	669	756	2,732	2,755
Interest expense, net of capitalized interest	(28,873)	(29,626)	(117,710)	(116,784)
Loss on early extinguishment of debt	—	—	—	(1,584)
Write-off of debt issuance costs	—	—	—	(338)
Other income (expense), net	9	502	(217)	(426)

Net income (loss)	$45,959	$(26,912)	$111,843	$7,454

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended September 30, 2011
	Income (Loss) from Operations	Depreciation and Amortization	Severance	Pre-opening Costs and Expenses	Impairment of Project Horizon	Relinquishment Liability Reassessment	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$71,671	$17,264	$—	$—	$—	$(8,805)	$—	$80,130
Mohegan Sun at Pocono Downs	9,901	4,281	—	—	—	—	—	14,182
Corporate	(4,577)	36	—	—	—	—	734	(3,807)

Total	$76,995	$21,581	$—	$—	$—	$(8,805)	$734	$90,505

	For the Three Months Ended September 30, 2010
	Income (Loss) from Operations	Depreciation and Amortization	Severance	Pre-opening Costs and Expenses	Impairment of Project Horizon	Relinquishment Liability Reassessment	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$4,636	$19,229	$9,830	$—	$58,079	$(26,512)	$—	$65,262
Mohegan Sun at Pocono Downs	5,856	5,749	—	603	—	—	—	12,208
Corporate	(5,179)	177	35	—	—	—	575	(4,392)

Total	$5,313	$25,155	$9,865	$603	$58,079	$(26,512)	$575	$73,078

	For the Fiscal Year Ended September 30, 2011
	Income (Loss) from Operations	Depreciation and Amortization	Severance	Pre-opening Costs and Expenses	Impairment of Project Horizon	Relinquishment Liability Reassessment	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$223,778	$69,833	$242	$—	$—	$(8,805)	$—	$285,048
Mohegan Sun at Pocono Downs	31,491	20,040	—	—	—	—	—	51,531
Corporate	(16,865)	159	2	—	—	—	2,134	(14,570)

Total	$238,404	$90,032	$244	$—	$—	$(8,805)	$2,134	$322,009

	For the Fiscal Year Ended September 30, 2010
	Income (Loss) from Operations	Depreciation and Amortization	Severance	Pre-opening Costs and Expenses	Impairment of Project Horizon	Relinquishment Liability Reassessment	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$142,143	$74,794	$9,830	$42	$58,079	$(26,512)	$—	$258,376
Mohegan Sun at Pocono Downs	15,652	22,252	—	2,740	—	—	—	40,644
Corporate	(18,538)	243	35	—	—	—	2,258	(16,002)

Total	$139,257	$97,289	$9,865	$2,782	$58,079	$(26,512)	$2,258	$283,018

Adjusted EBITDA Explanation:

Earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents earnings before interest, depreciation and amortization, workforce reduction severance, pre-opening costs and expenses, impairment of Project Horizon, reassessment and accretion of discount to the relinquishment liability, loss on early extinguishment of debt, write-off of debt issuance costs, other non-operating income and expense and loss attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain substantial recurring items from net income, such as interest, depreciation and amortization and reassessment and accretion of discount to the relinquishment liability. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing the relevant disclosure of interest, depreciation and amortization, reassessment and accretion of discount to the relinquishment liability and other items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Press Release:

Mohegan Tribal Gaming Authority, Uncasville, Connecticut, December 29, 2011

Contacts:

Mitchell Grossinger Etess

Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000